FIRST TRUST FUNDS
                                 CODE OF ETHICS


I.       STATEMENT OF GENERAL PRINCIPLES.

         This Code of Ethics is being adopted by the funds advised by First Trust Advisors L.P. from time to time (each a "Fund" and collectively, the "Funds"), in recognition of the fact that each Fund owes a duty at all times to place the interests of its Investors first. In recognition of such duty it is the Funds' policy that the personal securities transactions and other activities of Fund personnel be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflicts of interest or any abuse of an individual's position of trust and responsibility that could occur through such activities as "insider trading" or "frontrunning" investment company securities trades. It is also the Funds' policy that Fund personnel should not take inappropriate advantage of their position with respect to a Fund and that such personnel should avoid any situation that might compromise, or call into question, their exercise of fully independent judgment in the interest of Investors in the Funds.

II.      DEFINITIONS.

         For Purposes of this Code of Ethics:

                A. "Investor" shall mean any investor in a Fund.

                B. "Access Person" shall mean any trustee, officer or employee of the Fund who makes, participates in or obtains information regarding the purchase or sale of securities for a Fund's portfolio or whose functions or duties as part of the ordinary course of his business relate to the making of any recommendation regarding the purchase or sale of securities for any Fund.

                C. "Investment Person" shall mean any officer or employee of any Fund who makes, participates in or executes decisions regarding the purchase or sale of securities for a Fund's portfolio. Each person designated as an Investment Person is therefore also designated as an Access Person for purposes of this Code of Ethics.

III.     PROHIBITED PRACTICES.

         In furtherance of the policies set forth in paragraph I above, the following practices shall be prohibited:

                A. No Investment Person shall purchase any security during the initial public offering of such security.

                B. No Investment Person shall purchase any security in a private placement transaction unless the purchase has been approved in writing

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         and in advance by the Compliance Coordinator. In considering whether to approve any such transaction, the Compliance Coordinator shall take into account, among other factors, whether the investment opportunity should be reserved for a Fund and its Investors and whether the opportunity is being offered to an individual by virtue of his position. Any Investment Person who has been authorized to acquire securities in a private placement shall disclose that investment to the Compliance Coordinator before he takes part in a subsequent consideration of a Fund's investment in that issuer, and the decision to include securities of such issuer in a Fund shall be subject to independent review by the Compliance Coordinator to a Fund. The Compliance Coordinator shall maintain a written record of any approvals granted under Section III A and B hereof.

                C. No Access Person shall purchase or sell a security within seven days before or after that security is bought or sold by a Fund if such Access Person knows or should know that such security is being bought or sold by such Fund.

                D. No Investment Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 30 days.

                E. No Investment Person shall serve on the Board of Directors of a publicly traded company absent prior authorization of the Compliance Coordinator upon a determination that board service would be consistent with the interests of a Fund and its Investors and the establishment of appropriate "Chinese wall" procedures by the Compliance Coordinator.

                F. Any provision of this Code of Ethics prohibiting any transaction by an Access Person or Investment Person shall prohibit any transaction in which such person has, obtains or disposes of any beneficial ownership interest.

                G. No Access Person or Investment Person who has had two violations of this Code of Ethics during the prior 12 month period shall purchase or sell any security unless such purchase or sale has been approved in advance by the Compliance Coordinator.

IV.      COMPLIANCE PROCEDURES.

         In order to effectuate and monitor the foregoing policies and prohibitions, all Access Persons and Investment Persons shall be required to comply with the following procedures:

                A. The securities trading personnel of the Funds shall provide the Compliance Coordinator with a daily summary of buy and sell orders entered by, on behalf of, or with respect to the Funds.

                B. Each Access Person shall direct any firms at which he maintains brokerage accounts to provide on a timely basis (within 30 days of the calendar quarter) duplicate copies of confirmations of all personal securities transactions and periodic statements for all securities accounts to the Compliance Coordinator. The Compliance

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         Coordinator shall date stamp all duplicate copies of personal securities transactions and account statements upon receipt.

                C. Each Access Person shall disclose all personal securities holdings to the Compliance Coordinator both within 10 days of commencement of employment with a Fund and within 30 days of the end of each calendar year by submitting the form attached to this Code of Ethics as Exhibit A.

                D. Within 30 days following the end of each calendar year, each Access Person shall certify to the Funds that he has read and understands this Code of Ethics and recognizes that he is subject to it and that he has complied with the requirements of this Code of Ethics by submitting the form attached hereto as Exhibit B.

                E. Any provision of this Code of Ethics requiring an Access Person or Investment Person to report securities transactions or securities positions to the Funds shall require the reporting of any transaction or position in which such person has, acquires or disposes of any beneficial ownership interest.

                F. The requirements of Section IV.B and IV.C shall be deemed to be complied with by any Access Person who complies with substantially similar requirements contained in the First Trust Portfolios L.P. Code of Ethics or the First Trust Advisors L.P. Investment Adviser Code of Ethics.

                G. The requirements of Section IV.B and IV.C shall not apply to any member of the Board of Trustees of the Funds, unless such member knows or, in the ordinary course of fulfilling his official duties as a Trustee of the Funds, should have known that during the seven day period immediately preceding or after the date of any transaction in a security by the member such security was purchased or sold by a Fund or such purchase or sale was considered by a Fund or its investment adviser.

V.       EXEMPTIONS.

         A. The following transactions shall be exempted from the Prohibited Practices of Section III and the Compliance Procedures set forth in Section IV; provided, however, that transactions included in Section V.A.2 must be included in the initial and annual holdings reports submitted pursuant to Section IV C.

                1. The purchase or sale of U.S. government securities, money market instruments, mutual funds or unit investment trusts; provided, however, that any exchange-traded fund ("ETF"), including both open-end ETFs and ETFs that are unit investment trusts, are subject to both Sections III and Section IV.

                2. Purchases which are part of an automatic dividend reinvestment plan or which involve no investment decision by the purchaser.

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B. The following transactions shall be exempted from the Prohibited Practices of
Section III C and D but not from the Compliance Procedures set forth in Section IV above:

                1. The purchase or sale of shares of issuers whose shares are traded on a national or foreign securities exchange and which have a market capitalization of at least $1 billion.

                2. Purchases and sales which are effected to establish or maintain a model investment portfolio on behalf of First Trust Advisors L.P., subject to prior notice to the Funds' Board of Trustees.

 VI.     SANCTIONS.

         Upon discovery of a violation of this Code of Ethics, including either violations of the enumerated provisions or the general principles provided, the Funds may impose such sanctions as deemed appropriate, including, inter alia, a fine, letter of censure or suspension or termination of the employment of the violator.


         Amended as of May 31, 2006.


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                                    EXHIBIT A

                                 CODE OF ETHICS
                            ACCESS/INVESTMENT PERSON
                           SECURITIES HOLDINGS REPORT

Name of Access/Investment Person: ______________________________________________

Date:  _______________

 [ ] I hereby certify that as of _______________, I had a beneficial ownership interest in no securities other than those set forth below.

           ISSUER          # OF SHARES/PRINCIPAL AMOUNT        MARKET VALUE














                                       OR

 [ ] I hereby certify that as of _______________, I had a beneficial ownership interest in no securities other than those set forth on the attached brokerage account statements.

                                       OR

 [ ] I hereby certify that as of _______________, I had a beneficial interest in no securities.



                                         ______________________________________
                                                       Signature




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                                    EXHIBIT B

                            ACCESS/INVESTMENT PERSON
                          CODE OF ETHICS CERTIFICATION

         I, ____________________, hereby certify that I have read, and understand the Code of Ethics for the Funds, as defined in the Code. Furthermore, I certify that I have complied with its provisions during the preceding year.

Date:  _______________



                                         _______________________________________
                                                        Signature